Exhibit 32.1
Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
I, Douglas A. Gaudet, the President and Chief Executive Officer of Penn Millers Holding Corporation, (the Company) hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	the Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2011 (the Report), which this certification accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
November 14, 2011

/s/ Douglas A. Gaudet Douglas A. Gaudet
President and Chief Executive Officer